SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT

                          TO SECTION 13 OR 15(D) of the
                         Securities Exchange Act of 1934

        Date of report (date of earliest event reported) January 20, 2000 through March 31, 2000

                                 E-PAWN.COM, INC
             (Exact Name of Registrant as Specified in Its Charter)

  NEVADA                              87-0435741              33-2533-LA
  (State or Other Jurisdiction      Commission File        I.R.S. Employer
  of Incorporation)                     Number             Identification No.



                                289 Starling Road
                           Englewood, New Jersey 07631
                             Tel. & Fax 201-568-3828

            (Address of Principal Executive Offices and Telephone-Fax

                           WASATCH INTERNATIONAL CORP.

        1301 N. Congress Avenue, Suite 135, Boynton Beach, Florida 33426
                            (Former Name and Address)

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

  ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On January 18, 2000, LaSalle Group Ltd. acquired ten million common shares from the Company in exchange for the forgiveness of debt plus interest which LaSalle had provided to finance the Kiwi Airlines transaction which has been written off because of the bankruptcy of Kiwi Airlines. In addition, LaSalle covered the ongoing expenses of the Company through January 2000. This issuance of stock resulted in LaSalle controlling approximately 52% of the total issued and outstanding common stock.

     On January 20, 2000, the LaSalle Group, Ltd., a Cayman Island company, advised th Company that it had rescinded a Stock Purchase Agreement by which LaSalle Group Ltd. had agreed to sell ten million shares of common stock to Aviation Holding Inc., a Florida Company affiliated with Mr. Joe Logan the Company's former President. The ten million shares of common stock represent approximately 27.5% of the total issued and outstanding common stock of the Company.

     On January 20, 2000, the board of directors approved the acquisition of E-PAWN, INC., a Florida corporation, from two companies, namely, Swiss Arctic Traders Ltd, a Bahamian company and affiliate of the Company's majority stockholder LaSalle Group, Ltd. and Fortuna Holdings Limited, a Bahamian company. E-Pawn, Inc. is multi-faceted Internet portal, website designer, and software developer. The terms of the transaction are provided in the Acquisition Agreement dated on January 27, 2000, and the transaction will be effective on February 28, 2000. A copy of the Acquisition Agreement is attached as Exhibit "A."

     On completion of the proposed acquisition, a change of control will take place because the two acquiring companies, Swiss Arctic Traders, Ltd. and Fortuna Holdings Ltd., will each acquire, respectively, fifty million (50,000,000) shares of series A preferred stock which grants the holders the power to elect a majority of the directors to the board. The one hundred million shares of series A preferred issued under the Acquisition Agreement represents all of the authorized series A preferred stock. The Company will also issue fifty million (50,000,000) shares of the Company's common stock to each of the companies that is transferring together all of the E-Pawn, Inc. stock, and the aggregate of the shares issued in connection with the acquisition will represent over two-thirds of the issued and outstanding shares of common stock of the Company. The was issued at a value of $1.00 per share giving the transaction a value of $200 million.

The closing of the E-Pawn, Inc. stock purchase transaction is subject to receipt of an independent appraisal of the value of E-Pawn, Inc. and its business and assets compared to similar companies, acceptable to the Board of Directors and the auditors of the Company for the purpose of carrying the assets on the balance sheet of the Company.

ITEM 2.  ACQUISITION  OR  DISPOSITION OF ASSETS

     On January 20, 2000, the Company entered into an agreement to acquire 100% of th issued and outstanding stock of E-Pawn, Inc., a Florida corporation, on terms and conditions as fully described in the Acquisition Agreement. A copy of this Acquisition Agreement is attached as Exhibit "A."

     On January 20, 2000, the Company authorized the issuance of one hundred million shares (100,000,000) of restricted common stock and the issuance of one

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hundred million (100,000,000) shares of series A preferred stock in exchange for one hundred percent (100%) of the stock of E-Pawn, Inc., a privately held Florida company, which is a Internet website designer and software developer and that owns and operates the "e-pawn.com," websites, which a multifaceted Internet portal.
     On January 28, 2000, the Company approved the distribution to all of the Company's shareholders of record on January 28, 2000 (extended to February 28,
2000) of a stock dividend of one share of Caribbean Holdings International Corp., a wholly owned subsidiary of the Company, for each share of the Company held as of the record date. Caribbean Holdings International Corp. assumed liabilities in the sum of approximately $160,000 plus interest due to DBLA Associates. The Company has been released of its obligations and guarantees to DBLA Associates, and the Company has no further liability to DBLA Associates in connection with this debt. Caribbean Holdings International Corp. has claims through its joint venture with Merrill and Raymond MacDonald to an interest in approximately 15,000 acres of land in the Bahamas. The rights of Caribbean Holdings International Corp. were retained by it in full when the stock of this company was distributed to the shareholders of the Company pursuant to the stock dividend.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

 Not Applicable.


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
 ITEM 4. CHANGES IN REGISTRANT'S  CERTIFYING ACCOUNTANT.

Pursuant to Item 301(a) (3) of Regulation S-B, the Company has provided its former accountant with a copy of this Form 8-K and has requested its former accountant to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. Due to the unavailability of the requested letter at the time of this filing, the letter shall be filed in compliance with the requirements of Item 304(a) (3) upon receipt.

On April 13, 2000, the Registrant engaged Feldman Sherb Horowitz & Co., P.C. as its principal accountant to audit the Company's financial statements for the years ending May 31, 1997, 1998, 1999 and to review the 10-QSB filings. During the Company's most recent year and through April 13, 2000 the Company has not consulted with Feldman Sherb Horowitz & Co. concerning the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

The Company has authorized Jones Jensen & Company to respond fully to any inquiries from Feldman Sherb Horowitz & Co., P.C.


 ITEM 5. OTHER EVENTS

     On January 28, 2000, the majority stockholder of the Company, by action taken in lieu of a shareholders meeting pursuant to Nevada Revised Statutes, consented to the distribution of the shares of the Company's wholly owned subsidiary, Caribbean Holdings International Corp., to all shareholders of record as of January 28, 2000, and in order to comply with notice required by the NASD of the dividend date has extended the record date up to and including February 28, 2000.

     On January 30, 2000, the majority stockholder by written action taken, also consented to an amendment to the articles of incorporation to reverse split the common stock of the company on a one for 200 share basis effective January 30, 2000. Subject to the ten-day notice Rule of NASDAQ the effected date of the stock split may be adjusted to be a date as set by the NASDAQ Bulletin Board. This date was extended to February 28, 2000. The consent further provided for an amendment to the Articles of Incorporation to change the capital structure of the Company to provide that "The company shall have one hundred million shares of class A preferred stock of par value $0.10 per share. The series A stock shall have preference over the common stock upon liquidation and shall have priority voting rights of one hundred votes per share. The authorized share capital of the common stock shall be increased to five hundred million shares at par value of $0.001.per share.

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

     The name of the company has been changed by majority consent to E-Pawn.com Inc. and a certified copy of the amendment to the company's Articles of Incorporation, as filed with the Secretary of State for the State of Nevada is attached as Exhibit "C".

     On January 20, 2000, the Board of Directors unanimously approved, adopted and ratified the actions taken by the majority stockholder as regards to the distribution of the shares of its wholly owned subsidiary, Caribbean Holdings International Corp., to the stockholders of the Company as of the record date of January 28, 2000. The Board, further approved, adopted and ratified the amendments to the company's articles of incorporation, changing the name of the company to E-Pawn.com, Inc. and authorizing the One Hundred Million
(100,000,000) shares of class A Preferred stock of $0.10 par value and increasing the authorized share capital of the common stock to Five Hundred Million (500,000.000) shares of common stock of $0.001 par value.

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     On January 20, 2000, the board of directors voted to issue to Eli Leibowitz
1,500,000 shares pursuant to his existing employment contract and the company's stock option plan. He will continue to serve in his capacity as the president of the Company.
     On February 23, 2000, the company issued a release announcing that it had entered into a letter of intent with The Colonel's International, Inc. (NASDAQ:
COLO) to exchange up to one million shares of The Colonel's common stock valued at $10 million for $10 million in common stock of the Company, additionally The Colonel's International, Inc. would be granted an option to invest up to $100 million over a five year period, subject to the growth of the company and its capital needs. A copy of the release is attached as Exhibit "D."
     On February 24, 2000, the Company issued a press release announcing the global expansion of E-Pawn.com, Inc. by granting an exclusive development and marketing rights license for its online auction and barter website software to Exchequer Investments Ltd., a privately held UK company, which will develop and operate E-Pawn.com and Ubuynetwork programs under the Company's Global Partner Program. Exchequer Investments will open the market for E-Pawn.com programs, products, and systems in several European market places as a strategic local partner that will provide working capital for the launch, local expertise and management. The initial launch will be in the United Kingdom under the company and domain name E-Pawn.co.uk. A copy of the release is attached as Exhibit "E."

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

     On February 25, 2000, the Company announced that former Irish Prime Minister, Albert Reynolds TD, had accepted a position as an advisor to the Board of Directors of the Company. A copy of the release is attached as Exhibit "F."

     On February 27, 2000, the Company announced that the Board had rescinded a previously announced 200 for 1 reverse stock split because this change in the capital structure would not be conducive to an orderly market in view of the market changes which arose after the announcement of the acquisition of E-Pawn, Inc., an Internet portal involving e-commerce and online auction sites. A copy of the release is attached as Exhibit "G."

     On February 29, 2000, the Company announced the change of its name to E-Pawn.com, Inc., and the designation of a new trading symbol "EPWN." A copy of the release is attached as Exhibit "H."

     On March 5, 2000, the Company announced that it would distribute common stock of its subsidiary, Ubuynetwork.com, Inc., as a special dividend to shareholders of record as of April 18, 2000, on a 2 shares of Ubuynetwork.com Inc. for each share of the Company held on the record date. A copy of the release is attached as Exhibit "I."

     On March 9, 2000, the Company announced that it had entered into an agreement to acquire Home Realty, a Florida full service real estate company, established in 1994. A copy of the release is attached as Exhibit "J."

     On March 14, 2000, the Company announced that it had formed a strategic alliance with CeleXx Corporation (OTCBB: CLXX) under the terms of which CeleXx will provide management services, IT engineering and support service, website design and website hosting services on a fee basis. In addition, the agreement provides that the Company shall purchase one million shares of CeleXx common stock at $5 per share. A copy of the release is attached as Exhibit "K."

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     On March 15, 2000, the Company  announced that it will distribute shares of its subsidiary, Ubuyhomes.com, Inc., as a special dividend to the Company's shareholders of record as of May 1, 2000. The shareholders of the Company on the record date will receive two shares of Ubuyhomes.com, Inc. for each E-Pawn.com, Inc common share held. A copy of the release is attached as Exhibit "L."

     On March 19, 2000, the Company announced that it had entered into a letter of intent to acquire a 15 year old, successful jewelry manufacturer, O'Con Enterprise, Inc. of Hollywood, Florida. A copy of the release is attached as Exhibit "M."

     On March 19, 2000, the Company announced that CeleXx Corporation through a subsidiary will administer and host the Company's Internet based business sites. CeleXx has assigned the management agreement to Computer Marketplace, Inc. which CeleXx is acquiring this month. A copy of the release is attached as Exhibit "N."

     On March 22, 2000, the Company announced that it had reached an agreement to merge with The Colonel's International, Inc. (NASDAQ: COLO) on a shares for share basis. The closing of the transaction shall take place as soon as practicable after the approval or consent by the shareholders of both companies. Preliminary Proxy Statements will be filed by each company. The meeting of The Colonel's is set for May 10, 2000 in Tecumseh, Michigan. A copy of the Agreement is attached as Exhibit "O" and a copy of the release is attached as Exhibit "O-1."

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

     On March 29, 2000, the Company announced it had reached an agreement to form a joint venture with Silverhawk Development Company and Yunan Tobacco Company to market timeshares under the Sun Vacation Club brand name via the Internet using the UBUYTIMESHARE.COM systems. The joint venture will initially market 65 hotel properties located in China and owned by Yunan Tobacco Company. A copy of the release is attached as Exhibit "P."

     The following matters relate to legal proceedings or threatened claims made against the Company. The claims are either resolved or the Company believes that its position is valid and defensible. The Company believes that none of the proceedings or claims will have a material adverse effect on the financial condition of the Company.

     The Company settled a claim of $500,000 in exchange for issuing 1,000,000 shares of its common stock to Hans Kooring, who had been a judgment creditor of the Company. His claim arose from the recission of a $500,000 Regulation S stock purchase previously undertaken with the Company.

     The Company has been subject of civil litigation arising from a loan advanced to the Company by two individuals. This claim has been settled in exchange for a cash payment of approximately $20,000 and delivery of 200,000 shares of common stock of the Company.

     Massachusetts Asset Financing Corp, a Massachusetts Corporation, obtained a default judgement against the Company in the sum of approximately $10,000 together with $287.70 in interest and $126.00 in costs arising from a claim for fees for due diligence work allegedly performed by MAFC for a loan of $500,000 which MAFC represented it would provide to the Company. The Company believes that this claim has been satisfied as the result of the garnishment of $13,000 from the bank account of John Frohling, legal counsel to the Company. The Company has been unable to obtain written release and satisfaction of judgement from the judgment creditor. The Company may have to resort to legal action to remove the judgement from the Court Record. The Company does not consider this matter to be one that will have a material effect on the Company.

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

     The Company has settled a suit brought by an individual in the Orlando District Court seeking $70,000 for the purchase price and approximately $200,000 in damages relating to the proposed purchase of a start up Internet advertising company. The Company had previously filed an answer and defended the action; however, in the interest of resolving all outstanding litigation and avoid the cost of defense, the Company elected to settle the action for 80,000 shares of restricted common stock, in exchange for a dismissal of the claim, release of all liability and delivery to the Company of certain computer equipment that the Company will use in its newly acquired Internet businesses.

     The Company is a defendant in a lawsuit filed in the United States District Court, Southern District of Texas. The suit alleges securities fraud and misrepresentation by the Company, Thomas Bolera, Joe Logan, the Company's former President and CEO, and two other defendants, that the plaintiffs allege were agents for the Company. The Company has not as of this date filed a response to the suit; however, management believes the claims to be defensible. A settlement has been reached in this matter, and the plaintiffs have filed a motion to dismiss the case.

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

     The Company has settled a claim from an investor who purchased restricted common stock of the Company from a third party. The settlement agreement provides for the Company to deliver to the claimant, Solar Lane Productions Inc. 70,000 shares of restricted common stock of Caribbean Holdings International Corp. and 80,000 shares of restricted common stock of the Company by no later than March 3, 2000, and failing which the claimant will be entitled to obtain judgement against the Company in the sum of $300,000 plus costs. The Company anticipates no difficulty in delivering the shares required in terms of the settlement agreement by the stipulated date of March 3, 2000. Upon which the claim of Solar Lane Productions Inc. will be extinguished in full and final settlement. On March 8, 2000, a motion to dismiss was filed in this action.

     The Company delivered 4,000,000 shares of common stock to Dr. Charles Edwards as partial consideration for his agreement to merge Wasatch Edwards LLC into the Company. Dr. Edwards elected not to conclude the merger and wholly failed to perform, which caused the Company significant damages. The Company has demanded the return of the shares, and the Company has issued a stop transfer order to the transfer agent. The Company may commence litigation against Dr. Edwards and others in order to cancel the shares and to recover damages suffered by the Company.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

     Effective on January 20, 2000, Anne M. E. Greyling, Dr. Vaughn Dabbs, and Dr. David Legere resigned from the Board of Directors of the Company. Copies of the resignation letters are attached as Exhibit "Q."
     The Board acknowledged and confirmed the acceptance by the Company of the prior resignations of Diran Kaloustian as a director and the resignation of Joe Logan as president and director.

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

 ITEM 7. FINANCIAL  STATEMENTS,  PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

 The Company has been delinquent in filing of financial statements, however, a stockholder has advanced funds on behalf of the Company to pay accounting, legal and audit fees required for this purpose including the preparation and filing of Form 10-K annual report and quarterly reports. The Company is in the process of preparing the financial statements, Form 10-K and quarterly reports and anticipates filing the audited annual report on Form 10-K together with unaudited quarterly reports on Form 10-Q and anticipates completion during April 2000, this will result in the Company being current in its filings and with the reporting requirements.

  ITEM 8: CHANGE IN FISCAL YEAR.

  Not Applicable.

  EXHIBITS

  Exhibit A: Acquisition Agreement dated January  20,  2000.

  Exhibit B: Letter from Jones Jensen & Company LLC  withdrawing  as auditor.

  Exhibit C: Articles of Amendment to Articles of  Incorporation  of Registrant.

  Exhibit D: Press release dated  February  23,  2000  announcing  alliance with
             The Colonel's International, Inc.

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  Exhibit E: Press  release  dated February 24, 2000  announcing  expansion into
             Europe.

  Exhibit F: Press  release  dated  February  25, 2000  announcing  former Prime
             Minister of Ireland, Mr.Albert Reynolds, as advisor to the Board of Directors.

  Exhibit  G: Press  release dated  February 27, 2000  announcing  the recission of the  previously  announced  200 for 1 reverse  stock  split.


  Exhibit  H: Press  release  dated  February 29, 2000  announcing the change of name
             to  E-pawn.com,  Inc. and new symbol:  "EPWN."


  Exhibit  I: Press release dated March 5, 2000 announcing distribution of stock dividend of  Ubuynetwork.com  Inc.  shares.

  Exhibit  J: Press release dated March 9, 2000  announcing  acquisition of Home
              Realty, Inc.

  Exhibit  K: Press release dated March 14, 2000 announcing  strategic  alliance with  CeleXx  Corporation.

  Exhibit  L: Press release  dated March 15,  2000  announcing  distribution  of stock  dividend of  Ubuyhomes.com,  Inc.  shares.

  Exhibit  M: Press release dated March 19, 2000 announcing agreement to acquire
              O'Con  Enterprise,  Inc.

  Exhibit  N: Press  release  dated  March  19,  2000 announcing  agreement  for
              CeleXx Corporation to administer and host the Company's Internet based businesses.

  Exhibit  O: Agreement dated March 22, 2000  providing  for  merger  of Company with The Colonel's International Inc. on a share for share  basis.

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

  Exhibit  O-1: Press release dated  March 22,  2000  announcing the merger with
              The Colonel's International,  Inc.

  Exhibit  P: Press  release dated  March 29, 2000  announcing the joint venture
              with   Silverhawk Development Company and Yunan Tobacco Company of
              China.

  Exhibit Q: Letters of  resignation of directors.



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                             SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  Date:  April _____, 2000
  E-PAWN.COM, INC.

  (Formerly Wasatch International Corporation)

  By:_____________________________
             Eli Leibowitz, Director and
             President

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       EXHIBITS TO FORM 8-K  E-PAWN.COM, INC.  MARCH 31, 2000

  EXHIBIT  A

                               AGREEMENT

             This Agreement is made and effective as of the 20th day of January, 2000.by and between Wasatch International Corporation a Nevada corporation, a publicly traded Nevada Corporation trading on the NASDAQ Bulletin Board under the trading symbol "WITD", having a administrative address at 153 St. Johns Road, Tunbridge Wells Kent TN4 9UP, United Kingdom (hereinafter "WASATCH "); and Fortuna Holdings Limited (hereinafter "FHL"), and Swiss Arctic Traders Ltd. (hereinafter "SAT"), and jointly referred to as "Vendors."

                          W I T N E S S E T H:

             WHEREAS, WASATCH is a corporation engaged in seeking an acquisition that will present the company with a opportunity to expand its business; and,

             WHEREAS, Fortuna Holdings Limited and Swiss Arctic Trader Ltd, both foreign corporations, own and control all of the issued and outstanding common stock (the "Shares") common stock of e-Pawn, Inc., a Florida Company (hereinafter "e-PAWN "); and,

             WHEREAS,   Vendors  are  desirous  of  selling,   transferring  and
  assigning 100% of the issued and outstanding Shares of e-PAWN to WASATCH on the terms and conditions contained in this Agreement; and,

             WHEREAS, WASATCH is desirous of acquiring all of the Shares of e-PAWN which are owned and controlled by the Vendors, and thereby acquiring control of e-PAWN together with all of its assets, business, and goodwill upon the terms and conditions as set forth in this Agreement.

             NOW, THEREFORE, in consideration of the mutual undertakings of the parties and other good and valuable consideration, the receipt an sufficiency of which is acknowledged by and between the parties, and the parities otherwise wishing to become legally bound unto each in respect to the transacptions set forth in this agreement hereby agree as follows:

  1. The foregoing recitals are hereby incorporated into the body of this Agreement as a description of the transaction intended to be accomplished.

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

  2. WASATCH will acquire 100% of the issued and outstanding stock in e-PAWN which is currently owned by Vendors, and which Vendors represent to be free and clear of all liens and encumbrances upon the following terms and conditions.

             a. By transferring to the Vendors the shares valued at $200,000,000 (Two Hundred Million Dollars) in the form of 100,000,000 shares of WASATCH restricted common stock and 100,000,000 shares of Class A Preferred Stock of WASATCH. The parties acknowledge that they have agreed for the purpose of this transaction to value each share of WASATCH common stock and each share of Preferred Stock at $1.00 per Share. All of the e-PAWN Shares being between the Vendors and WASATCH shall be free and clear of any and all liens, claims and encumbrances and shall be fully paid non assessable restricted shares of e-PAWN and shall be 100% of the issued and outstanding stock of e-PAWN.

             b. At or before the Closing, WASATCH shall provide working capital of $65,000 (Sixty Five Thousand Dollars) to e-PAWN to operate the e-PAWN business and obtain appraisals on software and transfer domain names, such amount to be made available as an advance upon execution of the Agreement.

             c. WASATCH shall provide further working capital in the sum of not less than $200,000 (Two Hundred Thousand) within 30 days of the Closing of the Agreement.

             d. WASATCH shall make a best efforts commitment to fund a minimum of $1,750,000 in additional working capital within 180 days of the Closing.

             e. WASATCH shall confirm the Consulting Agreement for maintenance, management operation and design of the e-PAWN web sites and related web sites with Worldwide Web Designers, Inc on such terms to be mutually agreed between e-PAWN.com, Inc and Worldwide Web Designers, Inc.

  3. The Closing shall occur on or before February 28, 2000 at a place and time to be mutually agreed upon, both parties acknowledging that Nassau Bahamas will be an acceptable venue for closing. At closing WASATCH shall deliver to each of the Vendors 50,000,000 (Fifty Million Shares) of restricted common stock and 50,000,000 (Fifty Million Shares) of Class A Preferred Stock and Vendors shall deliver to WASATCH 100% of the issued and outstanding restricted common stock of e-PAWN, Inc.

  4. WASATCH shall deliver to Vendors its certified financial statements, together with the current Form 10-K's as filed with the Securities and Exchange Commission, and the $65,000 Working Capital, if not previously paid.

  5. Vendors Represent and Warrant to WASATCH as a material inducement to WASATCH'S participation in this transaction that the financial position of e-PAWN, Inc as of the date of closing will be such that there will be no judgements or legal actions pending against the company and that the e-PAWN business will be fully operational and e-PAWN has received the assets or assignments of assets, including the subsidiary company as reflected on Exhibit A hereto, the list of domain names as reflected on Exhibit C hereto and the furniture, office equipment, telephone system, computers and
             software as reflected on Exhibit B.   The employees
             and management of e-PAWN, Inc shall be as reflected on Exhibit D. and the Management, consulting and Employment Agreements shall be as reflected on Exhibit E. and together with copies all such agreements. A copy of E-PAWN, Inc latest corporate tax filing and certificate of good standing shall be attached and marked Exhibit F.

  6. WASATCH hereby warrantees and represents that as of the closing date the company will have no assets or liabilities and that certified financial statements accurately reflecting the company's financial position will be filed with the Securities and Exchange Commission. A legal opinion from the company's Securities Counsel will be furnished to Vendors expressing the opinion of Counsel that the shares of stock delivered by WASATCH to the Vendors are validly issued fully paid and non assessable. Wasatch shall further confirm in writing that any and all legal claims against the company have been settled or disclosed, that all filings with the Securities and Exchange Commission are current and have been filed, that the IRS tax returns have been filed and that there are not taxes due or unpaid, and that the company is in Good Standing and authorized to conduct business. A copy of the certificate of Good Standing issued by the State of Nevada shall be furnished to the Vendors together with certified copies of the amendment to the Articles of Incorporation as filed with the Secretary of State of Nevada containing the Name Change and Amended Capital Structure.

  7. The parties agree as follows with respect to the period following the Closing:

             a. In case at any time after the closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

             b. Vendors shall remain available for consultation at compensation mutually agreed by the parties for a period of 180 days following the Closing.

             c. Until WASATCH arranges for at least the full $2,000,000 of capital, WASATCH shall operate e-PAWN as an independent subsidiary. WASATCH will not integrate the assets or funds of the companies. The current management will continue to operate e-PAWN subject to review of WASATCH. WASATCH will not file consolidated tax returns which include e-PAWN. WASATCH and Vendor will not cause any material change in the operations of e-PAWN for 180 days without their joint consent.

             d. If WASATCH fails to provide all the capital required by this Agreement, either FHL or SAT may demand the return of all stock of e-PAWN to FHL solely. The common stock will be transferred free and clear. e-PAWN shall have no debt to WASATCH.

  8. This Agreement contains the entire agreement between the parties and may not be changed or modified orally unless reduced to writing.

  9. This Agreement shall be binding upon an inure to the benefit of the parties, heir, heirs, administrators, executors, assigns, trustee or other legal representatives.

  10. Jurisdiction and venue for purposes of this Agreement shall vest in the courts of competent Jurisdiction in Florida. In the event of any litigation arising under by virtue of this Agreement, the prevailing party to such litigation, in addition to any other remedies otherwise allowable by law, shall be entitled to an award of reasonable attorneys fees and costs as well as to any other remedies otherwise allowable by law.

  11. All signatories hereto and therefore this Agreement shall be construed without regard to any presumption or other rule requiring construction against any party. All parties also acknowledge the ability and opportunity to have this Agreement reviewed by independent counsel, of his or her own choosing, prior to signing.

  12. If any one or more of the provisions of this Agreement, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforce ability of all other provisions of this Agreement and all other applications of any such provision shall not be affected thereby.

  13. All notices and other communications under this Agreement shall be in writing and shall be sent by Federal Express (or similar overnight service) or by registered or certified mail, return receipt requested, postage prepaid, to the addresses and persons set forth below, or at such other address and to the attention of such person as directed by the parties.

  14. This Agreement may be signed in multiple counterparts, all of which, when taken, together shall constitute one and the same document. This Agreement and subsequent communication may be signed an transmitted by facsimile from each party to the other and shall be deemed valid and binding, provided hard copy originals are furnished from each party two the other with in four business days following the sending of facsimile copies.

             IN WITNESS WHEREOF, the parties hereto have set their hands and seal as of the day and year first above written.

  WASATCH INTERNATIONAL CORPORATION

  BY:
             ------------------------
             Eli Leibowitz, President

  SWISS ARCTIC TRADERS LTD.

  BY:
             ----------------------------------
             Its Duly Authorized Representative

  FORTUNA HOLDINGS LIMITED

  By:

             Its Duly Authorized Representative

  EXHIBIT   B


                                  JONES, JENSEN
                                 & COMPANY, LLC

                     CERTIFIED ACCOUNTANTS AND CONSULTANTS





April 13, 2000

Securities and Exchange Commission
Washington, D.C. 20549

RE: E-PAWN.COM, INC.

Gentleman:

We agree with the statements made by E-PAWN.COM, Inc. In response to Item 4 of Form 8-K filed by the Company during April 2000.


Sincerely,


Jones. Jensen & Company

EXHIBIT  C ARTICLES OF AMENDMENT OF REGISTRANT



              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After issuance of Stock)

                        WASATCH INTERNATIONAL CORPORATION
                              Name of Corporation

We the undersigned, Eli Liebowitz, - Officer /Director /President and Mary Duncan, Secretary of WASATCH INTERNATIONAL CORPORATION do hereby certify,

          that the Board of Directors of said corporation, at a meeting duly convened, held on the 18th January 2000, adopted a resolution to amend the original articles as follows:

         Article I is hereby amended to read as follows:

Name-The name of  the corporation hereinafter shall be called "e-PAWN.com Inc.,"

         and

         Article IV is hereby amended to read as follows:

  Capitalisation:

         The Corporation shall have the authority to issue 500,000, 000 shares of common stock $0.001 par value and 100,000,000 shares of Class A.
         Preferred Stock par value of $O,l per share. Each share of Class A Preferred stock shall have 100 votes per share, And shall be entitled to preference over the common stock holders in the event of a liquidation of the company. Fully Paid stock of this corporation shall not be liable for further call or assessment.

  The number of corporation's shares outstanding, and entitled to' vote on an amendment to the Articles of incorporation, is as per the shareholder's record on this date, a total of 49,132,826 shares was outstanding and the majority stock holder voting 26,080,100 shares of common stock has consented in writing by a majority stockholder action taken in lieu of a stockholder's meeting. The said change(s).and the amendments have between consented to and approved by a majority vote of the stockholders holding at least a majority of the common shares outstanding.

                                                         By:
                                                         \S\ Eli Liebowitz
                                                         Eli Liebowitz/President

  State of New York
  County of New York

  On  2/2/2000  personally known to me, a Notary Public
  Eli Liebowitz, who acknowledges that they exwcuted the above document.



                                       \S\ Herbert Rodriguez
                                           Herbert Rodriguez
                                           NOTARY PUBLIC,State of New York
                                           No. 01RO4517133
                                           Qualified in Queens County
                                           Commision Expires July 31, 2000

  EXHIBIT  D

  Wednesday February 23, 9:09 am Eastern Time
     E-Pawn Inc., Which Will be Acquired by Wasatch International Corp., Announces That They Have Entered Into a Letter of Intent With Colonels International Inc., to Invest Up to $10 Million in E-pawn.Com Inc.
     CORAL SPRINGS Fla.--(BUSINESS WIRE)--Feb. 23, 2000--E-Pawn Inc., http://www.e-pawn.com and Wasatch International Corp., (OTCBB:WITD - news) announced that Colonels International Inc., (NASDAQ:COLO - news) have entered into a letter of intent to invest up to $10 million in E-Pawn.Com Inc. The Investment will be by the exchange of up to 1 million shares of Colonels common for an equal dollar amount of Wasatch common shares. Wasatch International Corp., has reached an agreement to acquire 100% of E-PAWN INC. Additionally, Wasatch has granted an option to Colonels to invest up to $100 million over a five year period, dependent on the growth of E-PAWN.COM and its expansion capital requirements
     Colonels Internationals Chairman, Donald J Williams said, "We are very excited by the potential of E-PAWN.COM and the potential of its other web sites to include; UBUYNETWORK.COM, http://www.ubuynetwork.com and E-Pawn's auction-line http://www.pawnshopauctionline.com, a buy, sell, trade, exchange and barter site, SwapPage.com, http://www.swappage.com and E-Pawn's storefront http://www.e-pawn.com with over 3000 interesting items from gifts to imported clocks, paintings and much more offered for sale online.
     He also added, "This investment will give Colonels International Inc. an investment foothold in the exploding e-commerce sector as well as a strategic alliance with an e-commerce company that has developed proprietary e-commerce software designed with simplicity in mind. The target market for this software is the small to medium size business with limited e-commerce know-how."
     Mr. Williamson of Flint, Michigan is a successful entrepreneur and has more than thirty years of experience in manufacturing, new and used automobile sales and ownership and operation of pawnshops. He described the E-PAWN.COM business as one that is user friendly and has the potential to compete with Internet giants like e-BAY (NASDAQ:EBAY - news) that dominates the online auction business and Amazon (NASDAQ:AMZN - news), another dominant Internet marketer. With the financial support of Colonels, E-PAWN.COM plans a rapid global expansion program.
     Wasatch President, Eli Liebowitz commented, "The financial support of Colonels International coupled with the dynamics of E-Pawn's multi-faceted business plan will propel our company for rapid growth."
     In the terms of the agreement E-PAWN.COM will assist Colonels with its efforts to market its automobile industry related product range via the Internet on existing web sites by providing software applications custom designed for Colonels International marketing needs. Colonels' Rugged liner division, www.ruggedliner.com and Groundforce www.groundforce.com produce and market a range of truck accessories including bed liners, suspensions kits, shock absorbers, coil springs, leaf springs, bumpers, roll pans and other custom items for the truck enthusiast.

     The Private Securities Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Press Release (as well as information included in oral statements or other written statements made or to be made) contains statements that are forward looking, such as those relating to consummation of the transaction, anticipated future revenue and earnings of the companies and success of current product offerings. Such forward looking information involved important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward looking statements.

  EXHIBIT   E

  Thursday  February  24,  10:28 am Eastern  Time
  Wasatch  International  Corp.
  Announces Global Expansion of E-PAWN.com, a Multi-Faceted Internet Portal, Web Site Designer and Software Developer
     TRENTON, N.J.--(BUSINESS WIRE)--Feb. 24, 2000--Wasatch International Corp. (OTCBB:WITD - news) announced today that it has concluded negotiations for the global expansion of E-PAWN.com, http://www.e-pawn.com, into several European markets. E-PAWN.com entered into an agreement to grant exclusive development and marketing rights for its online auction and barter site and licensing of its software to Exchequer Investments Ltd., a privately held UK based company who will develop and operate E-PAWN.com in several European market places, as a strategic local partner providing working capital, local expertise and management to launch E-PAWN throughout Europe with the first launch being that of E-PAWN.UK.com in the United Kingdom.
     Wasatch's President, Eli Leibowitz said, "We are optimistic about the prospects for E-PAWN.com expansion, especially into the UK market place as we feel the user friendly E-PAWN.com concept will be well received in the UK, a well developed market place that is no stranger to the auction process, the conventional auction concept has been an established and successful method of selling goods and wares for centuries in England, with the great auction houses Sotherbys and Christie's founded in London have prospered and become household names in North America and indeed world wide. E-Pawn has created and developed a multitude of E-Commerce web sites to include: Ubuy Network http://www.ubuynetwork.com an auction line; http://www.pawnshopauctionline.com, a buy sell, trade or barter site; http://www.swappage.com a store front with over 3000 interesting items from gifts to imported clocks, paintings and big ticket items such as automobiles, yachts, jets, homes and estates, and an array of art collectibles, coins and such like.
     E-Pawn will provide E-PAWN.co.uk with the products it has developed including a proprietary e-commerce software designed with simplicity in mind. The target market is the small to medium size business owners with little or no knowledge of electronic storefront applications but in need of practical e-commerce solutions. E-Pawn's software is simple to install and the storefront administration can be controlled by an individual without any knowledge of basic HTML. The appearance of the storefront is completely customizable; it can be integrated into an existing web site or used as a stand-alone site. However, for those requiring a quick solution within a matter of hours, the standard E-Pawn storefront is supplied ready to use with a number of variations to include color, font and logos, The software is user friendly, versatile and cost effective. The software can handle tens of thousands of products and includes tax and shipping, discounting, e-mail notification, banner ads, search tools and online transaction verification modules. The software will be available in six different languages.
     E-Pawn's President, Steve Bazsuly said, "Over the past year we have constructed a strong foundation to build on and look to the new management team to guide E-Pawn through the new millennium and we welcome this opportunity to expand e-PAWN.com operations into the UK and will provide ongoing training, technical support and the software required to drive the UK company, to the same high standard of service and responsiveness provided on the E-PAWN.com web sites in the USA."
     The Private Securities Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Press Release (as well as information included in oral statements or other written statements made or to be made) contains statements that are forward looking, such as those relating to consummation of the transaction, anticipated future revenue of the companies and success of current product offerings. Such forward looking information involved important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward looking statements.

  EXHIBIT    F

  Friday February 25, 8:11 am Eastern Time
  Company Press Release
  Former Irish Prime Minister, Albert Reynolds, T.D. Joins Wasatch International Corp.

     TRENTON, N.J.--(BUSINESS WIRE)--Feb. 25, 2000--Wasatch International Corp. (OTCBB:WITD - news), which will acquire E-Pawn Inc., http://www.e-pawninc.com a multifaceted Internet portal, web site designer and software developer announced today that former Irish Prime Minister Albert Reynolds T.D. has accepted a position with the company as an Advisor to the Board of Directors.
     Wasatch's  President,  Eli  Liebowitz  commented,  Mr.  Reynolds  brings  a tremendous amount of business savvy to the table and will assist E-Pawn in developing strategies in emerging markets around the world. His years of accomplishments in business, Government and as a noted humanitarian are recognized around the world. As Prime Minister Mr. Reynolds leadership helped launch the International Financial Services Centre, which resulted in 200 new financial firms establishing business in Ireland. He is recognized as a pioneer by the Irish Telecommunications system for establishing the five-year development plan that guided Ireland's telephone system from the worst in Europe to the best in Europe. We are truly pleased that our company and its shareholders will have the benefit of the Nobel Peace Prize nominee and accomplished businessman and world leader."

     The Private Securities Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Press Release (as well as information included in oral statements or other written statements made or to be made) contains statements that are forward looking, such as those relating to consummation of the transaction, anticipated future revenue of the companies and success of current product offerings. Such forward looking information involved important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward looking statements.

  EXHIBIT   G

  Sunday February 27, 1:02 pm Eastern Time
  Company Press Release
  Wasatch Rescinds 200 for 1 Reverse Stock Split
     TRENTON, N.J.--(BUSINESS WIRE)--Feb, 27, 2000--Wasatch International Corp. (OTCBB: WITD - news) announced that it has rescinded a previously announced 200 for 1 reverse stock split, due to the "Stellar Performance" of the stock price since the company disclosed its agreement to acquire E-PAWN.com, http://www.e-pawn.com an internet portal, software designer and online auction business.
     The company confirmed that the stock dividend and spin off of Caribbean Holdings International Corp. would proceed as planned. Shareholders will receive one free share of Caribbean for each share of stock owned, the distribution will be effective as of February 28th 2000, dividend shares will be issued by Western States Transfer & Register, Salt Lake City, Utah and are to be mailed as of March 7th 2000.
     Wasatch's President, Eli Liebowitz commented "The Board of Directors action will afford the company an opportunity to re-evaluate its position in order to maximize shareholder value. The management believes that the decision to rescind the 200 for 1 reverse split is in the best interest of shareholders and afford future investors opportunity to invest in the company at this level."
     E-PAWN.com is a multi-faceted portal, software developer and online auction company that recently announced plans for the global expansion of E-PAWN.com into several European markets. The expansion program provides for E-PAWN.com, UBUYNETWORK, http://www.ubuynetwork.com and related online auction and barter sites, as well as licensing of its software to Exchequer Investments Ltd. a privately held UK based company. Exchequer will develop and operate E-PAWN.com in several European market places, with strategic local partners providing working capital, local expertise and management to launch E-PAWN.com throughout Europe. The first launch will be E-PAWN.UK.com in the United Kingdom, to be followed by Germany, France, Italy, Spain, Switzerland, Denmark, Norway, Sweden, Netherlands and Ireland before year end. The overall objective being to take the subsidiary companies public in each country.

     E-Pawn.com has created and developed a multitude of E-Commerce web sites to include: UbuyNetwork http://www.ubuynetwork.com an auctionline http://www.pawnshopauctionline.com, a buy sell, trade or barter site http://www.swappage.com a store front with over 3000 interesting items from gifts to imported clocks, paintings and big ticket items http://www.bigticketworld.com such as automobiles, yachts, jets, homes and estates, Castles and an array of art collectibles, coins and such like.
     Designed with simplicity in mind, the target market for the software product is the small to medium size business owner with little or no knowledge of electronic storefront applications, but in need of practical e-commerce solutions. E-Pawn's software is simple to install and the storefront administration can be controlled by an individual without any knowledge of basic HTML. The appearance of the storefront is completely customizable; it can be integrated into an existing web site or used as a stand-alone site. However, for those requiring a quick solution within a matter of hours, the standard E-Pawn storefront is supplied ready to use with a number of variations to include color, font and logos, The software is user friendly, versatile and cost effective. The software can handle tens of thousands of products and includes tax and shipping, discounting, e-mail notification, banner ads, search tools and online transaction verification modules. The software will be available in several different languages depending on that particular country's requirements.
     The Private Securities Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Press Release (as well as information included in oral statements or other written statements made or to be made) contains statements that are forward looking, such as those relating to consummation of the transaction, anticipated future revenue of the companies and success of current product offerings. Such forward looking information involved important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward looking statements.

  EXHIBIT    H

     Tuesday February 29, 11:05 am Eastern Time
     Company Press Release
     Wasatch International Corp. Announces Name Change to E-Pawn.Com Inc., and New Ticker Symbol "EPWN" m in several European market places, with strategic local partners providing working capital, local expertise and management to launch E-PAWN.com throughout Europe. The first launch will be E-PAWN.UK.com in the United Kingdom, to be followed by Germany, France, Italy, Spain, Switzerland, Denmark, Norway, Sweden, Netherlands and Ireland before year end. The overall objective being to take the subsidiary companies public in each country.

     E-Pawn.com has created and developed a multitude of E-Commerce web sites to include: UbuyNetwork http://www.ubuynetwork.com an auctionline;

http://www.pawnshopauctionline.com , a buy sell, trade or barter site; http://www.swappage.com , a store front with over 3000 interesting items from gifts to imported clocks, paintings and big ticket items http://www.bigticketworld.com such as automobiles, yachts, jets, homes and estates, Castles and an array of art collectibles, coins and such like. Designed with simplicity in mind, the target market for the software product is the small to medium size business owner with little or no knowledge of electronic storefront applications, but in need of practical e-commerce solutions. E-Pawn's software is simple to install and the storefront administration can be controlled by an individual without any knowledge of basic HTML. The appearance of the storefront is completely customizable; it can be integrated into an existing web site or used as a stand-alone site. However, for those requiring a quick solution within a matter of hours, the standard E-Pawn storefront is supplied ready to use with a number of variations to include color, font and logos, The software is user friendly, versatile and cost effective. The software can handle tens of thousands of products and includes tax and shipping, discounting, e-mail notification, banner ads, search tools and online transaction verification modules. The software will be available in several different languages depending on that particular country's requirements.
     The Private Securities Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Press Release (as well as information included in oral statements or other written statements made or to be made) contains statements that are forward looking, such as those relating to consummation of the transaction, anticipated future revenue of the companies and success of current product offerings. Such forward looking information involved important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward looking statements.

  EXHIBIT    I

  Sunday March 5, 1:53 pm Eastern Time
  Company Press Release
  E-Pawn.com Inc.  Announces 2 For 1 Stock Dividend

     ENGLEWOOD, N.J.--(BUSINESS WIRE)--March 5, 2000--E-Pawn.com Inc. (OTCBB:EPWN - news) announced today that it will spin off the UBUYNETWORK.COM Inc. http://www.ubuynetwork.com as a special dividend. Each E-Pawn shareholder will receive a special stock dividend of 2 newly issued shares of UBUYNETWORK.COM Inc. to holders of record April 18, 2000.
     Eli Leibowitz, E-Pawn's president, stated, "The company had elected to declare the special dividend to existing shareholders in lieu of a planned IPO. The board has voted in favor of distributing the newly formed UBUYNETWORK.COM Inc. stock to its shareholders as a precursor to future UBUYNETWORK ".COM" and ".NET" special dividends."

     E-PAWN.com is a multi-faceted portal, software developer and online auction company that recently announced plans for the global expansion of E-PAWN.com into several European markets. The expansion program provides for E-PAWN.com, UBUYNETWORK http://www.ubuynetwork.com and related online auction and barter sites, as well as licensing of its software to Exchequer Investments Ltd., a privately held UK based company. Exchequer will develop and operate E-PAWN.com in several European market places, with strategic local partners providing working capital, local expertise and management to launch E-PAWN.com http://www.e-pawn.com throughout Europe. The first launch will be E-PAWN.UK.com in the United Kingdom, to be followed by Germany, France, Italy, Spain, Switzerland, Denmark, Norway, Sweden, Netherlands and Ireland before year end. The overall objective being to take the subsidiary companies public in each country.
     The Private Securities Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Press Release (as well as information included in oral statements or other written statements made or to be made) contains statements that are forward looking, such as those relating to consummation of the transaction, anticipated future revenue of the companies and success of current product offerings. Such forward looking information involved important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward looking statements.


  EXHIBIT    J

     Thursday March 9, 9:02 am Eastern Time
     Company Press Release
     E-Pawn.com, Inc. Enters into Agreement to Acquire 1st Company Under UBUYHOMES.COM
     ENGLEWOOD, N.J.--(BUSINESS WIRE)--March 9, 2000--E-Pawn.com, Inc. (OTCBB:EPWN - news) announced today that it has entered into an agreement to acquire its first company under UBUY HOMES.com. E-Pawn's plan is to seek out acquisitions and strategic alliances with other real estate companies throughout the world. The future acquisitions will be marketed under the UBUY HOMES.com name and web site.
     E-Pawn's President Eli Leibowitz said, "That acquisition is the first of many acquisitions planned for our UBUY NETWORK marketing and acquisition program. UBUY HOMES.com will assist the Company in building a real estate network under the UBUY NETWORK."
     E-Pawn previously announced that it will spin off the UBUY Network.com Inc. as a 2 for 1 special dividend for E-Pawn shareholders of record as of April 18, 2000.
     Home Realty and Investment Corp., Inc. which markets itself as Homes Realty is a rapidly growing full service real estate company established in 1994.
     E-PAWN.com is a multi-faceted portal, software developer and online auction company that recently announced plans for the global expansion of E-PAWN.COM into several European markets. The expansion program provides for E-PAWN.COM, UBUYNETWORK, http://www.ubuynetwork.com and related online auction and barter sites
http://www.pawnshopauctionline.com and http://www.swappage.com as well as licensing of its software to Exchequer Investments Ltd. a privately held UK based company. Exchequer will develop and operate E-PAWN.com in several European market places, with strategic local partners providing working capital, local expertise and management to launch E-PAWN.COM http://www.e-pawn.com throughout Europe. The first launch will be E-PAWN.UK.com in the United Kingdom, to be followed by Germany, France, Italy, Spain, Switzerland, Denmark, Norway, Sweden, Netherlands and Ireland before year end. The overall objective being to take the subsidiary companies public in each country.
     The Private Securities Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Press Release (as well as information included in oral statements or other written statements made or to be made) contains statements that are forward looking, such as those relating to consummation of the transaction, anticipated future revenue of the companies and success of current product offerings. Such forward looking information involved important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward looking statements.

     EXHIBIT    K

     Thursday March 14, 9:08 am Eastern Time
     Company Press Release
     CeleXx Forms Alliance With E-Pawn.com
     Partnership   to  include  $5  Million   Investment   in  CeleXx

     BOCA RATON, Fla.--(BUSINESS WIRE)--March 14, 2000--CeleXx Corporation (OTCBB:CLXX - news), http://www.celexx.com, announced today that it has formed a strategic alliance with E-Pawn.com Inc. (OTCBB:EPWN - news), http://www.e-pawn.com, a multi-faceted Internet portal, software developer and online e-commerce business.
     Under the terms of the Strategic Agreement, CeleXx will receive fees from E-Pawn for providing E-Pawn with certain enterprise-wide management services, including mergers and acquisition strategies, IT engineering and support services, web site design and development, and web hosting services. E-Pawn will provide CeleXx and its subsidiaries with access to its international business markets and partnering e-commerce opportunities. The strategic alliance also provides for E-Pawn.com to purchase one million shares of the common stock of CeleXx Corporation at $5 per share with an option to purchase an additional one million CeleXx common shares with formula at prevailing market prices over the next 12 months.

     Doug Forde, CeleXx's Chairman and CEO commented: "The confidence E-Pawn has in CeleXx, as demonstrated by their participation and sharing of services, provides us with a fast track to expand our business plan. Their investment funds the acquisition of CMI Inc. (www.cminet.com), a Boston based systems integrator and VoIP telephony solutions provider, Moore Resource Systems (www.moorers.com), a Toronto based

     AM/FM/GIS graphical information systems solutions provider and Mlink Technologies, Inc. (www.mlinktech.com), a Dallas based interactive multimedia solutions provider. In addition, this alliance ensures continued growth and expansion of our core competencies in our full service solutions company."
     Eli Leibowitz, E-Pawn's President commented, "We are impressed by CeleXx's organization, caliber of management, and the professionalism of their operating companies and feel strongly that this unique alliance between our two companies will not only strengthen our own capabilities, but also will provide new opportunities for expanding the growth of E-Pawn, its UBUY Network (http://www.ubuynetwork.com), and in the execution of our company's unique business model."
     The CeleXx strategy of developing and acquiring key businesses that deliver "Corporate Support Solutions" continues to move the company through its growth. Driven by challenging requirements from Fortune 500 clientele for innovative solutions in data manipulation and communications applications, CeleXx continues its quest to merge complimentary technologies. Through its continuing development, CeleXx will address the seamless integration of CeleXx's competencies in a move to distinguish the company as an end-to-end solutions provider. At the same time, the company will continue to build on profitable experiences in niche market technologies and the natural inclusion of those cutting-edge services, which form the foundation of its business model.
     E-PAWN.com is a multi-faceted Internet portal, software developer and online e-commerce business. The company recently announced plans to expand its e-trade services globally and unveiled a plan for expanding E-PAWN.COM, its UBUYNETWORK (http://www.ubuynetwork.com), and related online e-trade and barter sites such as http://www.pawnshopauctionline.com and http://www.swappage.com in Europe.
     The Private Securities Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Press Release (as well as information included in oral statements or other written statements made or to be made) contains statements that are forward looking, such as those relating to consummation of the transaction, anticipated future revenue of the companies and success of current product offerings. Such forward looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward looking statements.

  EXHIBIT    L

  Wednesday March 15, 11:54 am Eastern Time
  Company Press Release
  E-Pawn.com, Inc. To Spin Off Special 2 for 1 Stock Dividend of UBUYHOMES.com ENGLEWOOD, N.J.--(BUSINESS WIRE)--March 15, 2000--E-Pawn.com, Inc. (OTCBB:EPWN
  -  news)   http://www.e-pawn.com   announced  today  that  it  will  spin  off

UBUYHOMES.com as a special dividend. Each E-Pawn shareholder will receive a special stock dividend of 2 newly issued shares of UBUYHOMES.com for every share of E-Pawn stock for holders of record May 1, 2000.
     Eli Leibowitz, E-Pawn's President commented, "This spin off of UBUYHOMES.com is the second stock dividend to be announced since the acquisition of E-Pawn and is the second of many planned special dividends to be made to shareholders as the company implements its plan to develop the UBUYNETWORK.com http://www.ubuynetwork.com brand name and marketing banner."
     E-Pawn previously announced that it will spin off a special dividend of the UBUYNETWORK.com for shareholders of record April 18, 2000. The UBUYNETWORK consists of over 200 UBUYNETWORK ".COM and .NET" businesses and services. UBUYNETWORK will continue to develop these web based businesses and to acquire businesses that can be adapted into the UBUYNETWORK in order to build national brand recognition of the UBUYNETWORK. The companies plan is to develop the businesses to the point where each business can be dividend out to existing shareholders at some time in the future. The special dividend of the UBUYHOMES.com stock will include the underlying business of Homes Realty, a six year old Florida based real-estate brokerage company specializing luxury waterfront homes and who have recently implemented the internet marketing strategy and affiliation of UBUYNETWORK.com. Upon the spin off of UBUYHOMES.com the executive management of Homes Realty will provide management leadership to expand UBUYHOME.com on a national basis as an independent public company operating as a unit of the UBUYNETWORK.
     E-PAWN.com is a multi-faceted portal, software developer and online auction company that recently announced plans for the global expansion of E-PAWN.COM into several European markets. The expansion program provides for E-PAWN.COM, UBUYNETWORK, http://www.ubuynetwork.com and related online auction and barter sites http://www.pawnshopauctionline.com and http://www.swappage.com as well as licensing of its software to Exchequer Investments Ltd. a privately held UK based company. Exchequer will develop and operate E-PAWN.com in several European market places, with strategic local partners providing working capital, local expertise and management to launch E-PAWN.COM http://www.e-pawn.com throughout Europe. The first launch will be E-PAWN.UK.com in the United Kingdom, to be followed by Germany, France, Italy, Spain, Switzerland, Denmark, Norway, Sweden, Netherlands and Ireland before year end. The overall objective being to take the subsidiary companies public in each country.
     The Private Securities Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Press Release (as well as information included in oral statements or other written statements made or to be made) contains statements that are forward looking, such as those relating to consummation of the transaction, anticipated future revenue of the companies and success of current product offerings. Such forward looking information involved important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward looking statements.

  EXHIBIT    M

  Sunday March 19, 11:02 am Eastern Time
  Company Press Release
  E-Pawn.com Inc., to Acquire Jewelry Manufacturer
     ENGELWOOD, N.J.--(BUSINESS WIRE)--March 19, 2000--E-Pawn.Com Inc., (OTCBB:EPWN - news) http://www.e-pawn.com announced today that it has entered into an agreement to acquire a successful 15 year old Florida based jewelry manufacturer, O'CON Manufacturing, Inc.
     Eli Leibowitz E-Pawn's President remarked, "This acquisition will catapult E-Pawn.Com into a leading jewelry manufacturer, wholesaler, retailer, "E-Tailer" and more importantly fits into our UBUYNETWORK business model http://www.ubuynetwork.com and will be marketed under the UBUYJEWELRY.COM banner."
     Leibowitz also explained, "Don O'Connell, President and CEO of O'Con Enterprise, Inc. is determined and dedicated to achieve corporate success. His focus is on manufacturing high-quality marketable jewelry that is competitive with both foreign and domestic markets. Don has gained attention, consideration and the respect of Americas leading distributors and manufacturers in the jewelry industry. His administration ability, knowledge of every facet of jewelry manufacturing, budgeting and monitoring cost has proven to be distinctively effective in generating profits. He is V.P. of Jewels By Alexis, a retail jewelry establishment. He also is managing partner of the Hollywood Diamond and Jewelry Exchange and Chairman of the Board of Golden Enterprise Inc. a certified jewelry insurance replacement vendor for companies such as Allstate and State Farm. Prior to his association with O'Con Enterprise Inc., Don was V.P. of DBH Jewelry Manufacturing Inc. His responsibilities consisted of monitoring manufacturing cost, merchandising, product development, buying loose diamonds and color stones for the company which had a client base of the largest retailers in the country such as The Home Shopping Network (NASDAQNM:USAI), Zales (NYSE:ZLC - news), Sterling Jewelry, Service Merchandise (OTCBB:SVCDQ - news) and many others."
     E-PAWN.com is a multi-faceted portal, software developer and online auction company that recently announced plans for the global expansion of E-PAWN.COM into several European markets. The expansion program provides for E-PAWN.COM, UBUYNETWORK, http://www.ubuynetwork.com and related online auction and barter sites http://www.pawnshopauctionline.com and http://www.swappage.com as well as licensing of its software to Exchequer Investments Ltd. a privately held UK based company. Exchequer will develop and operate E-PAWN.com in several European market places, with strategic local partners providing working capital, local expertise and management to launch E-PAWN.COM http://www.e-pawn.com throughout Europe. The first launch will be E-PAWN.UK.com in the United Kingdom, to be followed by Germany, France, Italy, Spain, Switzerland, Denmark, Norway, Sweden, Netherlands and Ireland before year end. The overall objective being to take the subsidiary companies public in each country.

     The Private Securities Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Press Release (as well as information included in oral statements or other written statements made or to be made) contains statements that are forward looking, such as those relating to consummation of the transaction, anticipated future revenue of the companies and success of current product offerings. Such forward looking information involved important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward looking statements.

  EXHIBIT    N

  Sunday March 19, 6:28 pm Eastern Time
  Company Press Release
  CeleXx  Corporation  to  Administer  and  Host  E-Pawn.com  Inc.'s  Web  Based
  Businesses
     BOCA RATON, Fla.--(BUSINESS WIRE)--March 19, 2000--CeleXx Corporation (OTC:BB CLXX) announced today that it will administer and host E-Pawn Inc.'s (OTCBB: EPWN - news) web portals and e-business sites.
     CeleXx Corporation's (http://www.celexx.com) President, Doug Forde, said, "We are gratified to accept the administration and hosting of E-Pawn's web sites, and are pleased that E-Pawn (http://www.e-pawn.com) has selected our company to handle such a vital part of its e-commerce business. We look forward to the challenges and responsibilities of this engagement, and to a long and mutually beneficial relationship with the E-Pawn organization."
     CeleXx has assigned the engagement to Computer Marketplace, Inc. (CMI), which will become a wholly-owned subsidiary of CeleXx after the merger of the two companies is consummated later this month. CMI will be responsible for consulting on and co-hosting E-Pawn's worldwide Internet operations, including its "PawnshopAuctionLine" (http://www.pawnshopauctionline.com) and the myriad businesses that will be marketed under E-Pawn's Ubuynetwork.Com and Ubuynetwork.Net web sites.
     CMI, located in Tewksbury, Massachusetts, is a sixteen year old company, founded in 1983, that provides network systems design, engineering, and telephony to Fortune 500 companies, government agencies and educational institutions in the US and abroad. CMI customers include America On-Line (NYSE:AOL - news), Lucent Technologies (NYSE:LU - news), AT&T (NYSE:T - news),
J. C. Penney (NYSE:JCP - news), Bell Canada (NASDAQNM: BCICF), The Prudential Insurance Companies, the Boston Public Schools, Sprint Corp. (NYSE:FON - news), IBM Global Services (NYSE:IBM news), USA Group, First USA Bank, and Hewlett Packard Co. (NYSE:HWP - news), among many others."
     Eli Leibowitz, President of E-Pawn.com, Inc. said, "The CeleXx - E-Pawn alliance involving CMI will provide the tools necessary to successfully run our complex of Internet and web related businesses."

     The Private Securities Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Press Release (as well as information included in oral statements or other written statements made or to be made) contains statements that are forward looking, such as those relating to consummation of the transaction, anticipated future revenue of the companies and success of current product offerings. Such forward looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward looking statements.

  EXHIBIT    O

  STOCK ACQUISITION AND  EXCHANGE  AGREEMENT

             THIS AGREEMENT, dated as of March 21, 2000, is made and entered into by and among the following Parties:

             E-Pawn.com, Inc., a Nevada corporation, formerly called Wasatch International Corp. and referred to herein as "EPWN"; and,

             Colonels International, Inc., a Michigan corporation, principal office Tecumseh, Michigan and referred to herein as "COLO."

                              RECITALS

             WHEREAS, EPWN is a diversified internet services company with multi-dimensional capabilities as a portal, e-commerce software and program developer, and with online auction and marketing expertise which desires to expand its business interests through strategic alliances and investment; and

             WHEREAS, COLO is a diversified manufacturer of products for the automobile and truck industry and the owns and markets athletic, entertainment and motor sports venues in the Midwest; and

             WHEREAS, Shareholders of each company desire to promote the strategic alliance between EPWN and COLO by COLO acquiring all of the outstanding shares of EPWN on a share for share basis; and

             WHEREAS, the Board of Directors of EPWN has approved this transaction and has performed its due diligence to confirm the intent of EPWN to close the transaction, and it will recommend acceptance of the tender for all the shares..

             NOW, THEREFORE, in consideration for the promises and actions to be taken as provided herein, EPWN and COLO agree as follows:

             1. BASIC TRANSACTION. COLO will acquire all of the outstanding shares of EPWN by exchanging one share of common stock of COLO for each share of EPWN. The transaction will be structured in a way acceptable to the Boards of each company which will allow for the most tax efficient basis for the shareholders and the companies.

             2. CORPORATE GOVERNANCE. The post-closing board of COLO shall be reorganized to provide that directors nominated by EPWN shareholders shall form the majority of the directors.

             3. REPRESENTATIONS AND WARRANTIES. EPWN and COLO represent and warrant the following:

             a. Each Party is familiar with the business and affairs of the other Party, and each Party has had the opportunity to ask any question of the officers of the other that the Party deems necessary for the purpose of making an informed investment recommendation.

             b. Each Party understands and has conducted an independent review evaluating the merits and risks of an investment in the shares of COLO, including the tax consequences of the exchange and investment.

             c. Each Party understands that no agency has rendered any finding relating to the fairness of the transaction.

             4. REGISTRATION RIGHTS. The shares of COLO and the transactions in the shares offered for the exchange provided in this Agreement will be registered with the Securities & Exchange Commission and the appropriate blue sky authority. COLO will use its best efforts to effect the registration under the Securities Act. All costs will be paid by the issuer, but any selling costs will be borne by the selling shareholder.

             5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

             a.         Each of the Parties will use  its
                        reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement. COLO agrees to submit the acquisition to a vote of its shareholders at the Annual Shareholder Meeting set for May 10, 2000, and COLO will submit the acquisition to the shareholders in the proxy statement filed for this meeting.

             b. EPWN will cause its shareholders to vote to approve the transaction by consent and through a proxy statement filed for action on May 10, 2000.

             c. EPWN and COLO will not take any action or enter into any transaction outside the ordinary course of business for the respective company.

             d. EPWN and COLO shall grant to representatives of each company full access at all reasonable times to their books, records, property and personnel for the purpose of concluding a due diligence review.

             e. None of the Parties will solicit, initiate, or encourage the submission of any proposal or offer from any person not a party to this Agreement relating to the acquisition and exchange contemplated by this Agreement.

             f. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the written approval of the other Party.

             6. CONDITIONS TO OBLIGATION TO CLOSE. The obligation of any Party to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

             a .The representations and warranties contained in a definitive agreement entered into between the parties that shall be submitted in the proxy statement shall be true and correct in all material respects as of the Closing.

             * All actions have been taken by each Party in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions are satisfactory in form and substance to the Parties.

             c. The Boards of Directors of COLO and EPWN and their respective counsel have approved the transactions.

             7. CLOSING. The closing of the transactions contemplated by this Agreement shall take place in the offices of COLO in Tecumseh, Michigan or such other place as the Parties may agree. The closing shall occur as soon a practicable after the approval of the transaction by the shareholders on May 10, 2000.

             8. EXPENSES AND BROKERS. Each Party shall bear his or its own costs and fees incurred in connection with this Agreement. No Party has an obligation to pay any broker or finder in connection with the transactions associated with the exchange of shares.

             IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

  E-PAWN.COM, INC.                                       COLONELS
                                                         INTERNATIONAL,
                                                         INC.

  By--------------------------                   By--------------------------
  Eli Liebowitz                                  Patsy Williamson,
                                                 Chair



  EXHIBIT    O-1

  Wednesday March 22, 10:06 am Eastern Time
  Company Press Release
  E-Pawn.Com Inc., To Merge With Colonels International Inc., a NASDAQ Listed Company!
     ENGELWOOD, N.J.--(BUSINESS WIRE)--March 22,2000--E-Pawn.Com Inc., (OTCBB:EPWN - news) http://www.e-pawn.com announced today that it has reached an agreement to merge with The Colonels International Inc. (Nasdaq:COLO - news) http://www.colonelsintl.com on a share for share exchange. The closing of the transaction shall take place as soon as practicable after the approval of the transaction by the shareholders of COLO at a meeting scheduled to be held at Tecumseh, Mich. on May 10, 2000.
     Eli Leibowitz, E-Pawn's President, explained, "The basic transaction is as follows: COLO will acquire all the outstanding shares of EPWN by exchanging one share of common stock of COLO for each share of EPWN. The transaction will be structured in a way acceptable to the Boards of each company." Leibowitz also added, "The Colonels will be the surviving company and will change its name to E-Pawn.com Inc."
     COLO'S Chairman Donald J. Williamson said, "The merger signifies a major milestone and turning point for both companies and their shareholders. COLO'S financial strength and entrenchment in the market should allow for rapid expansion of the E-Pawn business model."
     E-Pawn.Com Inc. is a multi-faceted portal, software developer and online auction company that recently announced plans for the global expansion of E-PAWN.COM into several European markets. The expansion program provides for E-PAWN.COM, UBUYNETWORK, http://www.ubuynetwork.com and related online auction and barter sites http://www.pawnshopauctionline.com and http://www.swappage.com Colonel's International, Inc. is a holding company for The Colonel's Truck Accessories, Inc. The Colonel's Rugged Liner Inc., and The Colonel's Brainerd International Raceway, Inc. COLO'S related web sites are7 as follows: http://www.ruggedliner.com http://www.groundforce.com.
     The Private Securities Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Press Release (as well as information included in oral statements or other written statements made or to be made) contains statements that are forward looking, such as those relating to consummation of the transaction, anticipated future revenue of the companies and success of current product offerings. Such forward looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward looking statements.

  EXHIBIT    P

  WEDNESDAY March 29, 4:04 pm Eastern Time
  Company Press Release
     E-Pawn.com and Its UBUYNETWORK.COM Unit Announce Marketing Agreement for Its UBUYTIMESHARE.COM Website to Market 65 Hotels Located in China as Timeshares
     ENGLEWOOD, N.J.--(BUSINESS WIRE)--March 29, 2000--E-Pawn.com, Inc. (OTCBB:EPWN - news; http://www.e-pawn.com) announced the launch of UBUYTIMESHARE.COM. (http://www.ubuynetwork.com/timeshare.htm) UBUYTIMESHARE.COM reached an agreement with joint venture partners Silverhawk Development Company and Yunan Tobacco Company, a multi-billion dollar conglomerate involved in tobacco, hotels, and travel in China, to market vacation ownership units in 65 hotel properties of Yunan Tobacco.
     Noting that the vacation ownership industry in the USA is a $8 billion annual business, and that hospitality leaders, Marriott (NYSE:HMT - news) Hyatt, Hilton (NYSE:HLT - news), Disney (NYSE:DIS - news), Four Seasons and Ritz-Carlton, who once shunned the vacation ownership or timeshare market, are now embracing what has become the fastest growing and most lucrative segment of the hospitality and travel industry. UBUYNETWORK.COM and E-Pawn.com will launch an aggressive marketing campaign to market the timeshare units via the Internet.
     The Chinese hospitality group has taken note of the recent events and popularity of the vacation ownership business in the USA, and it has determined to maximize the return on its investment by converting to vacation ownership 65 of its most suitable properties for sale as timeshare. The 65 properties are located in Yunan Province China and represent approximately 50,000 timeshare unit weeks with a market sales value in excess of $2 billion, representing one of the largest vacation club inventories in the world.
     UBUYTIMESHARE.COM will market the vacation units online via the Internet, allowing the buyer to view the products and facilities by taking a virtual tour of the properties. After selecting a unit, the entire sales process may be completed online by the payment of a down payment by major credit card and financing for the balance of the purchase price is available. UBUYTIMESHARE.COM believes that these vacation ownership units will be attractive to purchasers who have regularly visited Las Vegas and Orlando as well as other popular vacation resort areas, and who may be interested in the Chinese culture and the experience of a vacation that will broaden their horizons.

     The vacation ownership units will be marketed under the Sun Vacation Club brand name, a brand developed by Sun Development Company, N.V., an Aruba based industry pioneer, with 27 years of experience in the development, management and marketing of vacation ownership projects having among its successes the world famous Aruba Beach Club, Casa del Mar, Costa Linda Beach Club and Playa Linda Beach Club with more than 25,000 predominately American families having purchased a vacation ownership unit.
     Von Batesol, the Chairman of Silverhawk Development Company, commented that "the combination of expertise of Sun Development Company of Aruba and the Internet marketing platform provided by UBUYTIMESHARE.COM will provide Silverhawk Development with the opportunity to market its China product to buyers world-wide, by offering a product that is backed by the 27 year tract record of Sun Development and the UBUYNETWORK.COM giving the buyer the confidence and convenience of shopping online without the typical high pressure sales tactics common in the industry." He noted that "the UBUYTIMESHARE.COM marketing strategy would expose the product to more than 150 million potential online consumers, while drastically reducing the cost of traditional marketing methods, that represent 38 to 40% of the sales costs. The savings in marketing costs will enable the Sun Vacation Club to offer competitive pricing and better bottom line profits for the developer.
     UBUYTIMESHARE.COM will offer introductory memberships of Sun Vacation Club from as little as $500 down and installments of $200 per month. The vacation units will be available online by June 1st, and preliminary information will be available on the UBUYTIMESHARE.COM web site.
     The Private Securities Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Press Release (as well as information included in oral statements or other written statements made or to be made) contains statements that are forward looking, such as those relating to consummation of the transaction, anticipated future revenues of the companies and success of current product offerings. Such forward looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in, any forward looking statements.

  EXHIBIT    Q
  RESIGNATION LETTERS OF DIRECTORS

December 1, 1999


To:  Eli Leibowitz
     President of Wasatch
     289 Studing Road
     Inglewood, NJ,.'07631





As of December 1,1999, 1 Vaughan Dabbs hereby tend to my resignation effective. immediately as director of Wasatch International. I also confirm that I will accept the nomination to serve on the Board of Caribbean International Corp.

Sincerely,

Vaugharl Dabbs,, DC

               Spine & Rehabilitation Cetiters of America, Inc.

                  MULTIDISCIPLINARY, MUSCULOSKELETAL HEALTHCARE

2-16-00

Eli Leibowi

Dear Eli,

I amwriting to formally resign my board position from Wasatch International Corporation as agreed in the January 26th board minutes

SINCERELY,
/S/ David D. leger D.C.
David D. Leger D.C.

26 January 2000 23:58                         Anne M E. Grayling 01892 541756

To:  Eli Leibowtz President of Wasatch International Corp

Friday , 20 january 2000

I hereby tender my resignation with immediate effect as Director of Wasatch International Corp and confirm that I will accept the nomination to serve on the
 Board of Caribbean Holdings International Corp.

By: /s/Anne ME Greyling
       Anne ME Grayling